Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statements on Forms S-8 (Nos. 33-35760, 333-71839, 333-91345, 333-68958, 333-107692, 333-112615, 333-148011, 333-184720) and Registration Statement on Form S-3 (No. 333-71797) of The Hillshire Brands Company of our report dated August 23, 2013 relating to the financial statements and financial statement schedule which appear in this Form 10-K.

/s/ PricewaterhouseCoopers LLP
Chicago, Illinois
August 21, 2014